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                                                                   Exhibit 23(b)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Boston Bancorp:


We consent to the use of our report dated January 2, 1996, incorporated herein by reference, relating to the consolidated financial statements of The Boston Bancorp and subsidiaries as of October 31, 1995, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the year then ended, and to the reference to our firm under the heading "Experts" and "Independent Public Accountants" in the prospectus.


                                                           KPMG Peat Marwick LLP



Boston, Massachusetts
March 6, 1996